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                                                                   EXHIBIT 10.18


                                SEMELE GROUP INC.

                        MALIBU INCENTIVE BONUS AGREEMENT


         1.01 SYNOPSIS. This document sets forth the agreement between Semele Group Inc. (the "Company") and James A. Coyne and Gary D. Engle (the "Participants") with respect to incentive bonuses payable to the Participants that are attributable to the Company's property in Malibu, California (the "Malibu Property") owned by BMIF BSLF II Rancho Malibu Limited Partnership, an Illinois limited partnership (the "Partnership"), and is the separate written agreement referred to in (i) Section 4.02 of the Incentive Compensation Plan, effective as of December 30, 1997 (the "Plan"), established and maintained by the Company to benefit the Participants and (ii) Section 5 of the Executive Employment Agreement dated May 1, 1997, between the Company and James A. Coyne and Section 5 of the Employment Agreement dated November 10, 1997, between the Company and Gary D. Engle. The Plan is incorporated into and made a part of this Agreement by reference.

         2.01     MALIBU INCENTIVE BONUS CONTRIBUTIONS.

                  (a) ANNUAL CONTRIBUTIONS. The Company shall contribute on account of each Participant an amount equal to 10% of the Malibu Revenues (for each fiscal year of the Partnership or the Company in which there are such Malibu Revenues). As used in this Section 2.01, Malibu Revenues shall mean amounts attributable to the Malibu Property received by the Partnership or the Company (excluding amounts received by the Company from the Partnership) from time to time in excess of the sum of (i) $9,961,991 (the book value of the Company's investment in the Partnership as reflected on the balance sheet of the Company at December 31, 1997), and (ii) the investment, including costs and expenses, made or incurred by the Company or the Partnership after such date in connection with the development of the Malibu Property (excluding attorney's fees and expenses incurred in connection with the settlement of litigation relating to the Malibu Property).

                  (b) CONTRIBUTIONS UPON TERMINATION OF EMPLOYMENT. In the event of the termination of employment of a Participant other than by the Company for Cause (as defined in Section 7.03 of the Participants' Employment Agreements with the Company), the Company shall contribute on account of such Participant an amount equal to 10% of the excess of the fair market value of the Malibu Property then owned by the Partnership over the sum of (i) the book value of the Company's investment in the Partnership as reflected on the balance sheet of the Company at the date of such termination and (ii) the investment, including costs and expenses, made or incurred by the Company or the Partnership after December 31, 1997, in connection with the development of the Malibu Property then owned by the Partnership (excluding such property's pro rata share of attorney's fees and expenses incurred in connection with the settlement of litigation relating to the Malibu Property).


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                  In the event of the termination of employment of a Participant voluntarily by the Participant, including upon the election by the Participant not to renew his Employment Agreement at the end of the Term or any Renewal Term as defined in such Employment Agreements, then notwithstanding any prior election made by the Participant, all amounts contributed on account of the Participant pursuant to this Section 2.01(b) shall be contributed in the form of Company Stock. Notwithstanding anything in the Plan to the contrary, contributions of deferrals under this Section 2.01(b) shall be made as soon as reasonably practical, and not later than thirty (30) days following the date of the Participant's termination.

                  The fair market value of the Malibu Property then owned by the Partnership at any time shall be determined by an independent MAI-certified appraiser chosen by the Company and reasonably acceptable to the Participant and shall be based on the value of the Malibu Property to an arm's length purchaser as land with such permits as have then been obtained and such improvements as then exist.

         2.02 PLAN INCORPORATED BY REFERENCE. This Agreement does not set forth all of the terms and conditions of the Plan, which is hereby incorporated into and made a part of this Agreement by reference. This Agreement must be read together with the Plan for a complete statement of the terms and conditions of the Malibu incentive bonuses determined in accordance with this Agreement.

                                            SEMELE GROUP INC.


Dated:  May 20, 1999                        By: /s/ Joseph W. Bartlett
        ------------------                      --------------------------------
                                                Joseph W. Bartlett,
                                                Chairman, Compensation Committee


ACKNOWLEDGED AND AGREED:


/s/ Gary D. Engle
-------------------------------
Gary D. Engle


/s/ James A. Coyne
-------------------------------
James A. Coyne





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